Exhibit 16.1

September 30, 2020

Office of the Chief Accountant

Securities and Exchange Commission

460 Fifth Street N. W.

Washington, DC 20549

Re: Generation Hemp, Inc.

Commission File Number 001-37568

Dear Sirs:

We have received a copy of, and are in agreement with, the statements being made by Generation Hemp Inc. in Item 4.01 of its Form 8-K dated May 11, 2020, and captioned “Changes in Registrant’s Certifying Accountant.”

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

/s/ Haynie & Company